US PARTS ONLINE INC.

SUBSCRIPTION AGREEMENT

Instructions:  Please read the attached prospectus, discuss same with your attorney and, if you determine to make the investment, complete this subscription agreement.  This subscription agreement cannot be accepted unless all of the information is provided.

Mail Instructions:  A check for the total amount should be attached to the Subscription Agreement, made payable to:

US Parts Online Inc.

2360 Corporate Circle Suite 400

Henderson NV 89074

NAME:__________________________________

   DATE:_______________

ADDRESS:_______________________________________________________

HOME

OFFICE

PHONE:______________________

PHONE:_______________

AGE:_____

SOCIAL SECURITY

NUMBER:_________________________

OCCUPATION:______________

Subject to acceptance by you, in writing, the undersigned hereby offers to subscribe to _________ shares of common stock, for a total consideration of $____________________

(# of shares times $.01).

The undersigned each warrants that he/she is over the age of 21, able to read and understand the English language, and a bona fide resident of the State of _________.  Each of the undersigned further warrants that he/she has read and understood the attached prospectus, that he/she is purchasing the securities for his/her own account and not with a view towards resale to others, and that no portion thereof is for the account of another.  The undersigned further warrants that his/her financial security will in no way be jeopardized should he/she lose his/her entire investment.

The undersigned heard about this investment as follows:

_________________________________________________________________________________

_________________________________________________________________________________

_________________________________________________________________________________

The undersigned has the following business or personal relationships with the promoters of this venture (indicate names, length of time and nature of relationship; if none, so indicate):

_________________________________________________________________________________

_________________________________________________________________________________

__________________________________________________________________________________

Attached find my check to the order of US Parts Online Inc. in the sum of $

_____.

The agreements and representation herein are made by each person signing this agreement, if more than one.

Use if Single Ownership

___________________________________________________________________________

(Signature)

___________________________________________________________________________

(Print full name)

If joint ownership with right of survivorship

 and

(Signature)___________________________

        (Signature)______________________

 and

(Print full name)_______________________

        (Print full name)__________________

Accepted:

Receipt acknowledged of Check for $_________________________________________

(Signature)____________________________________

(Dated)_______________